PRICING AGREEMENT

Goldman, Sachs & Co.
Salomon Brothers Inc
ABN AMRO Chicago Corporation
Credit Lyonnais Securities (USA) Inc.
      As Representatives of the several
      Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                                                                  April 24, 1997

Ladies and Gentlemen:

      Transocean Offshore Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 24, 1997 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Salomon Brothers Inc, ABN AMRO Chicago Corporation and Credit Lyonnais Securities (USA) Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the

Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,

                                    Transocean Offshore Inc.

                                    By: /s/ ERIC B. BROWN
                                          Name: Eric B. Brown
                                          Title: Vice President

Accepted as of the date hereof:

Goldman, Sachs & Co.
Salomon Brothers Inc
ABN AMRO Chicago Corporation
Credit Lyonnais Securities (USA) Inc.

By: /s/ GOLDMAN, SACHS & CO.
        (Goldman, Sachs & Co.)

   On behalf of each of the Underwriters

                                  SCHEDULE I

                                                PRINCIPAL          PRINCIPAL
                                                 AMOUNT             AMOUNT
                                                OF NOTES         OF DEBENTURES
   UNDERWRITER                               TO BE PURCHASED    TO BE PURCHASED
   -----------                               ---------------    ---------------
Goldman, Sachs & Co.........................  $ 36,650,000       $ 73,350,000

Salomon Brothers Inc........................    36,650,000         73,350,000

ABN AMRO Chicago Corporation................    23,350,000         46,650,000

Credit Lyonnais Securities (USA) Inc........     3,350,000          6,650,000

      Total.................................  $100,000,000       $200,000,000
                                              ============       ============

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

7.45% Notes due 2027
8% Debentures due 2027

AGGREGATE PRINCIPAL AMOUNT:

$100,000,000 Notes
$200,000,000 Debentures

PRICE TO PUBLIC:

      100% of the principal amount of the Notes, plus accrued interest, if any, from April 15, 1997 to April 29, 1997.

      99.599% of the principal amount of the Debentures, plus accrued interest, if any, from April 15, 1997 to April 29, 1997.

PURCHASE PRICE BY UNDERWRITERS:

      99.35% of the principal amount of the Notes, plus accrued interest, if any, from April 15, 1997 to April 29, 1997.

      98.724% of the principal amount of the Debentures, plus accrued interest, if any, from April 15, 1997 to April 29, 1997.

FORM OF DESIGNATED SECURITIES:

      Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Funds Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Federal (same day) funds

TIME OF DELIVERY:

      10:00 a.m. (New York City time), April 29, 1997

INDENTURE:

      Indenture dated April 15, 1997, between the Company and Texas Commerce Bank National Association, as Trustee, as supplemented by that certain Supplemental Indenture dated April 15, 1997, between the Company and Texas Commerce Bank National Association, as Trustee

MATURITY:

      Notes: April 15, 2027

      Debentures: April 15, 2027

INTEREST RATE:

      Notes: 7.45%
      Debentures: 8%

INTEREST PAYMENT DATES:

      Notes and Debentures: Semi-annually in arrears on each April 15 and October 15, commencing October 15, 1997

REDEMPTION PROVISIONS:

      OPTIONAL REPAYMENT:

            The Notes may be repaid, at the option of the registered holders thereof, on April 15, 2007, together with the accrued and unpaid interest, if any, to the date of such repayment. The repayment option may be exercised by a holder of the Notes for less than the entire principal amount of such Notes held by such holder so long as the principal amount to be repaid is equal to an integral multiple of $1,000.

      OPTIONAL REDEMPTION:

            The Notes, at any time after April 15, 2007, and the Debentures, at any time, will be redeemable, at the option of the Company, in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Securities to be redeemed at the holder's address appearing in the official register for the Securities, on any date prior to maturity (the "Redemption Date") at a price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a make-whole premium, if any (the "Redemption Price"). In no event will the

            Redemption Price ever be less than 100% of the principal amount of the Securities plus accrued interest to the Redemption Date.

            The provisions regarding the make-whole premium will be as set forth on Exhibit A hereto.

SINKING FUND PROVISIONS:

      No sinking fund provisions

DEFEASANCE PROVISIONS:

      Defeasance is available as set forth in Section 401 of the Indenture, which Section 401 is attached hereto as Exhibit B.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

      Houston, Texas

ADDITIONAL CLOSING CONDITIONS:

      None

NAMES AND ADDRESSES OF REPRESENTATIVES:

      Designated Representatives:

      Goldman, Sachs & Co.
      Salomon Brothers Inc
      ABN AMRO Chicago Corporation
      Credit Lyonnais Securities (USA) Inc.

      Address for Notices, etc.:

            c/o Goldman, Sachs & Co.
            85 Broad Street
            New York, New York 10004